Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DrugMax, Inc.

Clearwater, FL

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111127) of DrugMax, Inc. of our reports dated June 18, 2004, except for Note 9, which is as of June 30, 2004, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K/A.

/s/ BDO Seidman, LLP

Miami, FL

September 28, 2004